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                                                                    Exhibit 99.1

[Graphic Omitted] NCO(SM)
-------------------------
         GROUP

                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE


                NCO GROUP ANNOUNCES AMENDMENT OF CREDIT FACILITY


HORSHAM, PA, JUNE 21, 2005 - NCO GROUP, INC. ("NCO" OR THE "COMPANY") (NASDAQ:
NCOG), a leading provider of business process outsourcing services, announced today that it has amended and restated its credit facility. The amended and restated credit facility is structured as a $300 million revolving credit facility with a $100 million accordion feature allowing the Company to increase its borrowing capacity up to $400 million, subject to obtaining commitments for the incremental capacity from existing or new lenders. The amendment also extends the maturity date from March 15, 2006 to June 18, 2010. As of June 21, 2005, the Company had outstanding loans of $31.3 million under the facility.

RBS Securities Corporation served as Joint Lead Arranger and Sole Bookrunner for the facility and Citizens Bank of Pennsylvania is serving as the Administrative Agent. National City Bank joined the credit facility as Joint Lead Arranger and Syndication Agent; Bank of America and Wachovia are serving as Documentation Agents.

The amended credit facility allows for $125 million of the capacity to be used for the repayment of the Company's convertible notes if they are not converted into NCO common stock before their maturity on April 15, 2006. The Company is required to reserve sufficient capacity to repay the convertible notes until such time as the notes convert or are otherwise retired. The notes are convertible into NCO common stock at an exercise price of $32.92.

At the option of NCO, the borrowings bear interest at a rate equal to either Citizens Bank's prime rate or the London InterBank Offered Rate ("LIBOR") plus a margin of 0.75 percent to 1.50 percent depending on the Company's consolidated funded debt to earnings before interest, taxes, depreciation, and amortization ("EBITDA") ratio.

Commenting on the refinancing, Steven L. Winokur, Executive Vice President, Chief Financial Officer, and Chief Operating Officer of Shared Services, stated, "This amended credit facility provides us with the financial depth to take full advantage of future growth opportunities. We believe that the pricing and flexibility of this facility is a reflection of our bank group's confidence in the financial strength and stability of NCO."

NCO Group, Inc. is a leading provider of business process outsourcing services including accounts receivable management, customer relationship management and other services. NCO provides services through 87 offices in the United States, Canada, the United Kingdom, India, the Philippines, the Caribbean and Panama.

For further information:

AT NCO GROUP, INC.
Michael J. Barrist,
Chairman and CEO
Steven L. Winokur,
EVP and CFO
(215) 441-3000
www.ncogroup.com
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Certain statements in this press release, including, without limitation, statements as to future growth opportunities, statements as to NCO's or management's beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, the risk that NCO will not be able to implement its business strategy as and when planned, risks related to the ERP implementation, risks related to the final outcome of the environmental liability, risks related to past and possible future terrorists attacks, risks related to the economy, the risk that NCO will not be able to improve margins, risks relating to growth and future acquisitions, risks related to the integration of the acquisitions of RMH Teleservices, Inc. and the minority interest of NCO Portfolio Management, Inc., risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to international operations, and other risks detailed from time to time in NCO's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2004, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.
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